                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                     SCHWEITZER-MAUDUIT INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                                       (SCHWEITZER-MAUDUIT LOGO)

                                                                  March 14, 2000

Wayne H. Deitrich
Chairman of the Board and
Chief Executive Officer

TO OUR STOCKHOLDERS:

     On behalf of the Board of Directors and management of Schweitzer-Mauduit International, Inc., I cordially invite you to the Annual Meeting of Stockholders to be held on Thursday, April 27, 2000 at 11:00 a.m. at the Corporation's corporate headquarters located at 100 North Point Center East, Alpharetta, Georgia.

     At the Annual Meeting, stockholders will be asked to elect three directors for a three-year term and one director for a two-year term, as more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

     It is important that your stock be represented at the meeting regardless of the number of shares you hold. You are encouraged to specify your voting preferences by so marking and dating the enclosed proxy card. But, if you wish to vote in accordance with the directors' recommendations, all you need do is sign and date the card.

     Please complete and return the proxy card in the enclosed envelope whether or not you plan to attend the meeting. If you do attend and wish to vote in person, you may revoke your proxy at that time.

     If you plan to attend the meeting, please check the card in the space provided. This will assist us with meeting preparations, and will enable us to expedite your admittance. If your shares are not registered in your own name and you would like to attend the meeting, please ask the broker, trust, bank or other nominee which holds the shares to provide you with evidence of your share ownership, which will enable you to gain admission to the meeting.

                                           Sincerely,

                                           /s/ WAYNE H. DEITRICH
                                           WAYNE H. DEITRICH

100 NORTH POINT CENTER EAST
SUITE 600
ALPHARETTA, GA 30022-8246

                             PRINTED IN THE U.S.A.
                                    ON PAPER
  MANUFACTURED BY SCHWEITZER-MAUDUIT INTERNATIONAL, INC. IN LEE, MASSACHUSETTS

                     SCHWEITZER-MAUDUIT INTERNATIONAL, INC.
                     100 NORTH POINT CENTER EAST, SUITE 600
                         ALPHARETTA, GEORGIA 30022-8246

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 APRIL 27, 2000

                             ---------------------

     The Annual Meeting of Stockholders of Schweitzer-Mauduit International, Inc. will be held at the Corporation's corporate headquarters located at 100 North Point Center East, Alpharetta, Georgia, on Thursday, April 27, 2000 at 11:00 a.m. for the following purposes:

           1. To elect three directors for a three-year term to expire at the 2003 Annual Meeting of Stockholders and one director for a two-year term to expire at the 2002 Annual Meeting of Stockholders; and

           2. To transact such other business as may properly be brought before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on March 1, 2000 are entitled to notice of and to vote at the meeting and any adjournment thereof. It is important that your shares be represented at the meeting. I urge you to sign, date and promptly return the enclosed proxy card in the enclosed business reply envelope. No postage is required if mailed in the United States.

                                           /s/ John W. Rumely, Jr.
                                           JOHN W. RUMELY, JR.
                                           Secretary

March 14, 2000

                     SCHWEITZER-MAUDUIT INTERNATIONAL, INC.
                     100 NORTH POINT CENTER EAST, SUITE 600
                         ALPHARETTA, GEORGIA 30022-8246

                             ---------------------

                                PROXY STATEMENT
                             ---------------------

                                  INTRODUCTION

     This Proxy Statement and the accompanying proxy card are furnished to the stockholders of Schweitzer-Mauduit International, Inc., a Delaware corporation (the "Corporation"), in connection with the solicitation of proxies by the Board of Directors of the Corporation for use at the Annual Meeting of Stockholders to be held on April 27, 2000 ("Annual Meeting") and at any adjournment thereof. Proxies in the accompanying form, properly signed and received in time for the meeting, will be voted as instructed. If no instructions are given, proxies will be voted for the election of the four directors nominated for election. Any proxy may be revoked by the stockholder granting it at any time before it is voted by delivering to the Secretary of the Corporation another signed proxy card, or a signed document revoking the earlier proxy or by attending the meeting and voting in person. The Corporation intends to mail this Proxy Statement and proxy card, together with the 1999 Annual Report to Stockholders, on or about March 14, 2000.

     Each stockholder of record at the close of business on March 1, 2000 will be entitled to one vote for each share registered in such stockholder's name. As of that date, there were outstanding 15,506,555 shares of the common stock, par value $0.10 per share (the "Common Stock"), of the Corporation.

     The entire cost of the proxy solicitation will be borne by the Corporation. The Corporation has retained Corporate Investor Communications, Inc. to aid in the solicitation of proxies. For its services, Corporate Investor Communications, Inc. will receive a fee estimated at $4,500 plus reimbursement of reasonable out-of-pocket expenses. The Corporation does not otherwise expect to pay any compensation for the solicitation of proxies, but will reimburse brokers, fiduciaries and other nominees for their reasonable expenses in forwarding proxy materials to beneficial owners. In addition to solicitation by mail, directors, officers and employees of the Corporation may solicit proxies in person, by telephone or by other means of communication.

     If a stockholder is a participant in the Schweitzer-Mauduit International, Inc. Retirement Savings Plan, the proxy card represents the number of full shares of Common Stock held for the benefit of the participant in the plan as well as any shares of Common Stock registered in the participant's name. Thus, a proxy card for such a participant grants a proxy for shares registered in the participant's name and serves as a voting instruction for the trustee of the plan for the account in the participant's name. Information as to the voting instructions given by individuals who are participants in the plan will not be disclosed to the Corporation.

     Under Section 216 of the Delaware General Corporation Law and the Corporation's By-Laws, a majority of the issued and outstanding shares of the Corporation's Common Stock, present in person or represented by proxy, shall constitute a quorum for purposes of the Annual Meeting. Directors shall be elected by a plurality of the votes present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. Votes may be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. Under applicable Delaware law, a broker non-vote will have no effect on the outcome of the election of directors. In all matters other than the election of directors, the affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter shall be the act of the stockholders.

                       PROPOSAL 1.  ELECTION OF DIRECTORS

     The Certificate of Incorporation of the Corporation provides that the number of directors constituting the entire Board of Directors shall be as authorized from time to time exclusively by the affirmative vote of a majority of the entire Board of Directors. The By-Laws of the Corporation provide that the number of directors of the Corporation shall not be less than six nor more than nine and further provide that the Board shall be divided into three classes of directors, who are elected for staggered terms. Directors of one class are elected each year for a term of three years. As of the date of this Proxy Statement, the Board of Directors consists of nine members, four of whom have terms which expire at the 2000 Annual Meeting (three Class II Directors and one unclassified director), three of whom have terms which expire at the 2001 Annual Meeting (Class III Directors), and two of whom have terms which expire at the 2002 Annual Meeting (Class I Directors). All of the current directors, except for the nominee for election as a Class I Director, have served on the Corporation's Board of Directors since November 30, 1995. The nominee for election as a Class I Director has served on the Corporation's Board of Directors since May 1, 1999.

     The three nominees as Class II Directors, Mr. K.C. Caldabaugh, Mr. Jean-Pierre Le Hetet and Mr. Richard D. Jackson, and the one nominee as a Class I Director, Mr. Alan R. Batkin, are proposed to be elected at the 2000 Annual Meeting to serve for terms to expire at the 2003 and 2002 Annual Meetings of Stockholders, respectively, and until their successors are elected and have qualified. Should any such nominee become unable to serve, proxies may be voted for another person designated by management. The nominees have advised the Corporation that they will serve if elected. The remaining five directors will continue to serve as directors for the terms set forth on the following pages.

CERTAIN INFORMATION REGARDING DIRECTORS AND NOMINEES

     The names of the directors continuing in office and nominees, their ages as of the date of the Annual Meeting, their principal occupations during at least the past five years, other directorships held by each as of the date hereof and certain other biographical information are as set forth on the following pages by class, in the order of the next class to stand for election.

                NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

                     FOR A THREE-YEAR TERM EXPIRING AT THE
                      2003 ANNUAL MEETING OF STOCKHOLDERS
                              (CLASS II DIRECTORS)

     Mr. K.C. Caldabaugh, age 53, has been Chairman and Chief Executive Officer of Spinnaker Coating, Inc., a manufacturer of adhesive coated papers, since 1994. Prior to that time, Mr. Caldabaugh served in management positions, including Senior Vice President and Chief Financial Officer of the LTV Corporation, from 1987 to 1993. From 1979 through 1987, he was employed by The Charter Company in executive positions, including Executive Vice President and Chief Financial Officer. Mr. Caldabaugh is also a member of the Board of Trustees of West Virginia Wesleyan College.

     Mr. Jean-Pierre Le Hetet, age 56, has served as Chief Operating Officer of the Corporation since April 1, 1998 and as President - French Operations of the Corporation since August 1995. From 1991 through August 1995, Mr. Le Hetet was the President of Specialty Products, France, a business unit of Kimberly-Clark Corporation. Prior to that time, Mr. Le Hetet served as General Manager of Specialty Products, France.

     Mr. Richard D. Jackson, age 63, currently Director and Co-Chairman of the Board of Anacomp, Inc. and Director and Chairman of the Board of Asset Management Outsourcing, Inc., was Vice-Chairman of First Financial Management Corporation until July 1995. Prior to that time, Mr. Jackson was Chief Operations Officer in 1993 and 1994. From 1986 to 1993, he was President and Chief Executive Officer of Georgia Federal Bank, and from 1974 to 1986, he was President and Chief Executive Officer of First Georgia Bank in Atlanta, Georgia.

                      FOR A TWO-YEAR TERM EXPIRING AT THE
                      2002 ANNUAL MEETING OF STOCKHOLDERS
                               (CLASS I DIRECTOR)

     Mr. Alan R. Batkin, age 55, has been Vice-Chairman of Kissinger Associates, Inc., a geopolitical consulting firm since May 1990. From 1972 to 1990, he was an investment banker at Lehman Brothers, Inc. where he was a Managing Director from 1976 to 1990. Mr. Batkin is a Director of Hasbro, Inc., Overseas Shipholding Group, Inc. and Diamond Offshore Drilling, Inc. He serves on the Advisory Board of Trident Global Investors, L.P. and is a Trustee of the Brookings Institute and the University of Rochester.

             MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

                              TERM EXPIRING AT THE
                      2001 ANNUAL MEETING OF STOCKHOLDERS
                             (CLASS III DIRECTORS)

     Mr. Wayne H. Deitrich, age 56, has served as Chief Executive Officer of the Corporation since August 1995. From June 1995 to August 1995, Mr. Deitrich served as President - Specialty Products Sector of Kimberly-Clark Corporation. From 1993 through May 1995, Mr. Deitrich was President - Paper and Specialty Products Sector of Kimberly-Clark Corporation, and from 1992 to 1993, he was President - Paper Sector of Kimberly-Clark Corporation. From 1988 through 1992, Mr. Deitrich served as the President of Neenah Paper, a business unit of Kimberly-Clark Corporation. Mr. Deitrich has served as Chairman of the Board since November 30, 1995.

     Mr. Leonard J. Kujawa, age 67, was a partner in Arthur Andersen LLP for twenty-seven years until his retirement in 1995. He was Worldwide Director of Energy and Telecommunications from 1985 until his retirement. In that capacity, he directed the firm's expansion of its practice internationally. This included working directly with his firm's major clients in their strategy of global expansion. Mr. Kujawa continues as an international consultant to his former firm and to global companies. He is also a member of the Board of Directors of American Electric Power Company.

     Mr. Larry B. Stillman, age 58, has been employed by xpedx, formerly Dixon Paper Company, since 1969. Mr. Stillman has been Vice President, Northwest Group, xpedx since 1988. He was Vice President, Executive Vice President, and President and Chief Operating Officer prior to 1988. He has been a member of advisory councils for Scott Paper Company, 3M and James River Corporation. He has been Managing General Partner for HEXAD Investment Company since 1983 and serves on the Board of Directors of Ryall Electric Supply Company.

                              TERM EXPIRING AT THE
                      2002 ANNUAL MEETING OF STOCKHOLDERS
                              (CLASS I DIRECTORS)

     Ms. Claire L. Arnold, age 53, currently Chief Executive Officer of Leapfrog Services, Inc. a computer support company, was Chief Executive Officer of NCC L.P., a major distributor of tobacco, grocery, candy, health and beauty, and allied products to retail stores, from August 1978 to April 1994. She also is a member of the Boards of Directors of Ruby Tuesday, Inc., Morrison Health Care, Inc. and International Multifoods, Inc. and serves as a Trustee of Mary Baldwin College.

     Mr. Laurent G. Chambaz, age 52, is a partner in the law firm of Chambaz, in association with UGGC et Associes. Previously, he was a partner in the law firm of Lafarge Flecheux Chambaz and from 1971 to 1998 a partner in Chambaz & Suermondt, which firm specialized, over the last 50 years, in the area of assisting U.S. and other multinational corporations in France and Europe. Mr. Chambaz has served as a Member of the Board of the Paris Bar, the French Delegation to the Council of the Bars and Law Societies of the European Community and as Country Representative for France of the International Bar Association. He is currently acting as a Member of the Board of Directors of the Paris Bar Law School (EFB) and of the Board of Directors of the National Council of the Bars of France.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF THE THREE NOMINEES AS CLASS II DIRECTORS AND THE ONE NOMINEE AS A CLASS I DIRECTOR.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth information as of December 31, 1999 regarding the number of shares of the Common Stock of the Corporation beneficially owned by all directors and nominees, each of the Corporation's Named Executive Officers (see "Executive Compensation"), and by all directors and executive officers as a group. Unless otherwise indicated in a footnote, each person listed below possesses sole voting and investment power with respect to the shares indicated as beneficially owned by that person.

NAME OF INDIVIDUAL OR                                           AMOUNT AND NATURE
IDENTITY OF GROUP                           TITLE OF CLASS   OF BENEFICIAL OWNERSHIP   PERCENT OF CLASS(9)
---------------------                       --------------   -----------------------   -------------------
Claire L. Arnold..........................   Common Stock              4,210(1)               0.03%
Alan R. Batkin............................   Common Stock              1,956(1)               0.01%
K.C. Caldabaugh...........................   Common Stock              4,210(1)               0.03%
Laurent G. Chambaz........................   Common Stock              3,210(1)               0.02%
Wayne H. Deitrich.........................   Common Stock            351,350(2)               2.18%
Richard D. Jackson........................   Common Stock              5,810(1)(3)            0.04%
Leonard J. Kujawa.........................   Common Stock              4,010(1)               0.02%
Jean-Pierre Le Hetet......................   Common Stock            122,135(4)               0.76%
Paul C. Roberts...........................   Common Stock             85,873(5)               0.53%
William J. Sharkey........................   Common Stock             73,636(6)               0.46%
Larry B. Stillman.........................   Common Stock              5,262(1)               0.03%
Peter J. Thompson.........................   Common Stock             24,443(7)               0.15%
All Directors, Named Executive Officers
  and executive officers as a group (14
  Persons)................................   Common Stock            718,510(8)               4.46%

---------------

(1) Includes 281 shares of stock received by each director pursuant to the Outside Directors Stock Plan on January 3, 2000.
(2) Includes 100 shares held by a Charitable Remainder Unitrust, of which Mr. Deitrich is the Trustee, 234,470 shares which Mr. Deitrich has the right to acquire upon the exercise of vested stock options as of December 31, 1999, options to purchase 64,980 shares exercisable within 60 days and 15,000 shares of restricted stock granted on January 1, 2000 that include the power to vote such shares.
(3) Includes 1,600 shares held by Mr. Jackson's wife, Elaine M. Jackson.
(4) Includes 91,260 shares which Mr. Le Hetet has the right to acquire upon the exercise of vested stock options as of December 31, 1999 and options to purchase 26,850 shares exercisable within 60 days.
(5) Includes 48,460 shares which Mr. Roberts has the right to acquire upon the exercise of vested stock options as of December 31, 1999, options to purchase 17,600 shares exercisable within 60 days, 7,500 shares of restricted stock granted on January 1, 2000 that include the power to vote such shares, 600 shares held by custodial accounts with Mr. Roberts's wife, Jane H. Roberts, as trustee, 200 shares held by Jane H. Roberts individually, and 4,332 shares in which Mr. Roberts has shared voting and investment power with his wife.
(6) Includes 69,400 shares which Mr. Sharkey has the right to acquire upon the exercise of vested stock options.
(7) Includes 1,950 shares which Mr. Thompson has the right to acquire upon the exercise of vested stock options as of December 31, 1999, options to purchase 13,720 shares exercisable within 60 days and 7,500 shares of restricted stock granted on January 1, 2000 that include the power to vote such shares.
(8) Includes options to purchase 5,470 shares exercisable within 60 days by one executive officer.
(9) Percent of Class is calculated as a percentage of the shares of Common Stock outstanding as of March 1, 2000, plus unexercised options vested as of February 29, 2000, for a total of 16,103,685 shares deemed outstanding.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS

     The following table sets forth certain information as of December 31, 1999 regarding the number of shares of the Common Stock of the Corporation beneficially owned by each person who is known to the Corporation to own, directly or indirectly, more than five percent of the outstanding shares of the Corporation's Common Stock, and reflects the information presented in each such person's Schedule 13G (and amendments, if any, thereto) as filed with the Securities and Exchange Commission (the "SEC") and provided to the Corporation. Unless otherwise indicated in a footnote, each person listed below possesses sole voting and investment power with respect to the shares indicated as beneficially owned by that person.

                    NAME AND ADDRESS OF                       AMOUNT AND NATURE OF
                      BENEFICIAL OWNER                        BENEFICIAL OWNERSHIP   PERCENT OF CLASS
                    -------------------                       --------------------   ----------------
Sanford C. Bernstein & Co., Inc.(1).........................       1,166,210               7.46%
  767 Fifth Avenue
  New York, NY 10153-0185
Thomas A. Russo(2)..........................................         940,440               6.01%
Gardner Investments(2)......................................         670,740               4.30%
  223 East Chestnut Street
  Lancaster, PA 17602-2783
The Prudential Insurance Company of America(3)..............         796,679               5.07%
  751 Broad Street
  Newark, NJ 07102-37777
Dimensional Fund Advisors, Inc.(4)..........................         790,800               5.04%
  1299 Ocean Avenue
  11th Floor
  Santa Monica, CA 90401-1005

---------------

(1) Based on a Schedule 13G/A filed on February 8, 2000, Sanford C. Bernstein & Co., Inc. ("Bernstein"), reported that it has 946,200 shares with sole power to vote; 26,610 shares with shared power to vote for clients who have appointed an independent voting agent with instruction to vote shares in the same manner as Bernstein and 1,166,210 shares with the sole power to direct the disposition of such shares.
(2) Based on Schedule 13G, Amendment number 2, filed on February 24, 2000, Thomas Russo reported that he has 670,740 shares with shared power to vote or to direct the vote; 269,700 shares with sole power to vote or direct the vote; 670,740 shares with shared power to dispose or to direct the disposition of such shares; 269,700 shares with the sole power to direct the disposition of or to dispose of such shares. Gardner Investments reported that it has 670,740 shares with shared power to vote or to direct the vote; 670,740 shares with shared power to direct the disposition of or to dispose of such shares.
(3) Based on a Schedule 13G, Amendment No. 1, filed on January 31, 2000, The Prudential Insurance Company of America ("Prudential") presently holds 3,000 shares of common stock for the benefit of its general account; 201,000 shares with sole power to vote or to direct the vote; 595,679 shares with shared power to vote or direct the vote; 201,000 shares with sole power to dispose or direct the disposition of such shares and 595,679 shares with shared power to dispose of such shares. Prudential is reporting the combined holdings of these entities for the purpose of administrative convenience.
(4) Based on a Schedule 13G filed on February 3, 2000, Dimensional Fund Advisors Inc. ("Dimensional") reported that as an investment advisor registered under
    Section 203 of the Investment Advisors Act of 1940, it furnished investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other investment vehicles, including commingled group trusts. These investment companies and investment vehicles are the "Funds". In its role as investment advisor and investment manager, Dimensional possesses both voting and investment power over 790,800 shares. All securities reported in this schedule are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.

CERTAIN TRANSACTIONS AND BUSINESS RELATIONSHIPS

     In 1999, the Corporation and certain of its subsidiaries retained the legal services of Lafarge Flecheux Chambaz, Paris, France. Laurent G. Chambaz, a director of the Corporation, served as a partner with that firm. The cost of such services during 1999 was $84,816.

     In 1999, the Corporation paid The Blackstone Group a $250,000 fee for financial advisory services. Prior to being retained by the Corporation it was disclosed to management and the Board that, pursuant to a joint venture agreement among Kissinger Associates, Inc., The Blackstone Group and American International Group, Inc., twenty percent of the fee ($50,000) was paid to Kissinger Associates, Inc. by The Blackstone Group. Alan R. Batkin, a director of the Corporation, is an officer of Kissinger Associates, Inc.

     Management believes that the cost of services rendered by Lafarge Flecheux Chambaz and The Blackstone Group during 1999 was reasonable compared with the cost of obtaining similar services from unaffiliated third parties.

BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors currently consists of nine members, eight of whom have served on the Board of Directors since November 30, 1995. One director was selected to fill a newly created ninth position on the Corporation's Board of Directors effective May 1, 1999, to serve until the next Annual Meeting of Stockholders, by the affirmative vote of a majority of the Board of Directors pursuant to Article 20 of the Corporation's By-Laws. From January 1, 1999 through December 31, 1999, the Board of Directors met on six occasions and acted by unanimous written consent in lieu of meeting pursuant to Section 141(f) of the Delaware General Corporation Law on one occasion.

     The standing committees of the Board of Directors include the Audit Committee, the Compensation Committee and the Nominating Committee.

     The Audit Committee, currently composed of Leonard J. Kujawa, Chairman, Claire L. Arnold and K.C. Caldabaugh, met on three occasions in 1999. The Audit Committee recommends to the Board of Directors appointment of the independent auditors to audit the books, records and accounts of the Corporation, reviews the scope of such audits, provides oversight in connection with internal control programs of the Corporation and performs such other duties as the Board of Directors may from time to time prescribe.

     The Compensation Committee, currently composed of Richard D. Jackson, Chairman, Claire L. Arnold and Larry B. Stillman, acted by unanimous written consent on two occasions and met on three occasions in 1999. The nature and scope of the Committee's responsibilities are set forth below under "Executive Compensation - Compensation Committee Report on Executive Compensation."

     The Nominating Committee, currently composed of Larry B. Stillman, Chairman, K.C. Caldabaugh and Laurent G. Chambaz, met on one occasion and acted by unanimous written consent on two occasions in 1999. The Nominating Committee proposes and considers suggestions for candidates for membership on the Board and recommends candidates to fill vacancies on the Board of Directors. The Nominating Committee will consider nominees recommended by stockholders as candidates for election to the Board of Directors at the Annual Meeting of Stockholders. A stockholder wishing to nominate a candidate for election to the Board at the Annual Meeting of Stockholders is required to follow the procedures set forth in the Corporation's By-Laws, which procedures are hereinafter discussed under the caption "Other Matters - Stockholder Proposals."

COMPENSATION OF DIRECTORS

     Each director who is not an officer or employee of the Corporation or any of its subsidiaries or affiliates (a "non-employee director") receives an annual retainer fee of $15,000, payable pro rata quarterly in advance, which retainer fee is payable in Common Stock of the Corporation pursuant to the Outside Directors' Stock Plan (the "Directors' Plan"). In 1999, each non-employee director who served for the entire year received 1,083 shares of Common Stock under the Directors' Plan. Mr. Batkin began service as a director on May 1, 1999 and received 675 shares of Common Stock under the Directors' Plan. Each non-employee director also receives a meeting fee of $3,000 for each meeting attended and a committee fee of $750 for each committee meeting attended. In addition, the Corporation reimburses the non-employee directors for expenses incurred as a result of attending such meetings. A director who is an officer or an employee of the Corporation or any of its subsidiaries or affiliates does not receive any fees for services as a member of the Board of Directors or any committee thereof, but is reimbursed for expenses incurred as a result of such service.

                             EXECUTIVE COMPENSATION

     For the 1997, 1998 and 1999 calendar years, compensation paid to, earned by or awarded to the Corporation's Chief Executive Officer and the next four highest paid executive officers of the Corporation identified below (collectively, the "Named Executive Officers") for services rendered to the Corporation and its subsidiaries is set forth below, in accordance with the rules and regulations of the SEC.

                           SUMMARY COMPENSATION TABLE

                                                                     LONG TERM
                                                                   COMPENSATION
                                                                      AWARDS
                                                                   -------------
                                           ANNUAL COMPENSATION      SECURITIES      ALL OTHER
                                         -----------------------    UNDERLYING     COMPENSATION
NAME AND PRINCIPAL POSITION       YEAR   SALARY($)      BONUS($)   OPTIONS(#)(1)       ($)
---------------------------       ----   ---------      --------   -------------   ------------
Wayne H. Deitrich...............  1999   $450,200       $279,602      157,300        $ 4,800(2)
  Chairman of the Board and       1998    451,067(3)           0       28,100          4,800(2)
  Chief Executive Officer         1997    435,000        382,626       23,400          4,750(2)
Jean-Pierre Le Hetet............  1999   $295,577       $127,911       78,300        $12,985(4)
  Chief Operating Officer         1998    299,955         21,258       30,200(5)      30,940(4)
  President - French Operations   1997    193,065        134,682        4,500         29,211(4)
Paul C. Roberts.................  1999   $238,846(3)    $104,420       42,800        $ 5,501(2)(6)
  Chief Financial Officer and     1998    216,235(3)      37,620        7,200          6,664(2)(6)
  Treasurer                       1997    206,457(3)     128,506        6,500          6,612(2)(6)
William J. Sharkey..............  1999   $195,000       $ 78,488       27,000        $27,925(2)(7)
  General Counsel and             1998    179,894(3)      27,798        4,500          4,800(2)
  Secretary                       1997    171,231(3)      91,846        4,000          7,522(2)(6)
Peter J. Thompson(8)............  1999   $193,750       $ 65,120       40,900        $ 4,858(2)(6)
  President - U.S. Operations     1998    109,107         21,432        1,500         10,000(9)

---------------

(1) Awarded January 2, 1997, January 2, 1998 and January 4, 1999, respectively.
(2) Includes contributions by the Corporation of $4,800 for 1999, $4,800 for 1998 and $4,750 for 1997 to the Schweitzer-Mauduit International, Inc. Retirement Savings Plan.
(3) Includes unused vacation earned by Messers. Deitrich, in the amount of $867 for 1998; Roberts, in the amount of $8,846 for 1999, $7,235 for 1998 and $4,657 for 1997; and Sharkey, in the amount of $3,394 for 1998 and $3,231 for 1997.
(4) Includes special unemployment insurance for Mr. Le Hetet in the amount of $16,213 for 1998 and $15,266 for 1997, and the contribution on his behalf to the Profit Sharing Plan ("Participation") by LTR Industries, S.A., the Corporation's 72%-owned subsidiary, in the amount of $12,985 for 1999, $14,727 for 1998 and $13,945 for 1997.
(5) Includes grant of 25,000 option shares awarded on April 1, 1998.
(6) Includes imputed income for group life insurance coverage in excess of $50,000 for Messers. Roberts, in the amount of $701 for 1999, $1,864 for 1998 and $1,862 for 1997; Sharkey, in the amount $2,772 for 1997 and Thompson in the amount of $58 for 1999.
(7) Mr. Sharkey retired from the Corporation on December 31, 1999 and received a special recognition award in the amount of $23,125.
(8) Mr. Thompson was appointed to the position of President - U.S. Operations on November 23, 1998.
(9) Mr. Thompson received a retention bonus at the time of hire, part of which was payable in 1998.

     The following table sets forth information concerning stock options granted during 1999 to the Named Executive Officers of the Corporation.

                               1999 OPTION GRANTS

                         NUMBER OF      PERCENT OF
                         SECURITIES   TOTAL OPTIONS
                         UNDERLYING     GRANTED TO       EXERCISE
                          OPTIONS      EMPLOYEES IN       PRICE          EXPIRATION           GRANT DATE
NAME                     GRANTED(1)   FISCAL YEAR(2)   ($/SHARE)(3)        DATE(4)         PRESENT VALUE(5)
----                     ----------   --------------   ------------   -----------------    -----------------
Wayne H. Deitrich......   157,300         27.97%         $15.6875       January 3, 2009        $485,000
Jean-Pierre Le Hetet...    78,300         13.92           15.6875       January 3, 2009         241,500
Paul C. Roberts........    42,800          7.61           15.6875       January 3, 2009         132,000
William J. Sharkey.....    27,000          4.80           15.6875     December 31, 2004(6)       83,250
Peter J. Thompson......    40,900          7.27           15.6875       January 3, 2009         126,000

---------------

(1) Represents shares of Common Stock underlying options granted in 1999 pursuant to the Corporation's Equity Participation Plan.
(2) The Corporation granted options during fiscal 1999 to employees to purchase an aggregate of 562,300 shares of Common Stock.
(3) The exercise price of the options granted in 1999 was based upon the mean of the high and low sales prices of the Corporation's Common Stock on the date the options were granted.
(4) The options granted in January 1999 are exercisable in increments of 30%, 30% and 40% on or after January 4, 2000, January 4, 2001 and January 4, 2002, respectively
(5) Calculation is based on the Black-Scholes option pricing model adapted for use in valuing stock options. The following assumptions were used for the 1999 grants: market value of the stock equal to the exercise price; ten-year option term; estimated volatility of 29.9%; risk-free rate of return of 5.08% based on the interest rate on 10-year government securities; and a yield of 1.84%.
(6) All of Mr. Sharkey's options will expire on the earlier of their expiration date or five years from the date of his retirement, December 31, 1999.

     The following table sets forth information concerning the value of unexercised options held by the Corporation's Named Executive Officers as of December 31, 1999. No options were exercised by the Named Executive Officers in 1999.

                          1999 YEAR END OPTION VALUES

                                               NUMBER OF SECURITIES                VALUE OF UNEXERCISED
                                          UNDERLYING UNEXERCISED OPTIONS         IN-THE-MONEY OPTIONS AT
                                            AT DECEMBER 31, 1999(#)(1)           DECEMBER 31, 1999($)(2)
                                          -------------------------------      ----------------------------
NAME                                      EXERCISABLE      UNEXERCISABLE       EXERCISABLE    UNEXERCISABLE
----                                      ------------     --------------      -----------    -------------
Wayne H. Deitrich....................       234,470           186,330              $0              $0
Jean-Pierre Le Hetet.................        91,260           101,240              $0              $0
Paul C. Roberts......................        48,460            50,440              $0              $0
William J. Sharkey(3)................        69,400                 0              $0              $0
Peter J. Thompson....................         1,950            42,950              $0              $0

---------------

(1) All options granted in 1995 have vested, 60% of the options granted in January 1997 have vested and 30% of the options granted in 1998 have vested.
(2) The fair market value of the Corporation's Common Stock was $13.4375 per share on December 31, 1999. At that share price, none of the exercisable or unexercisable stock options were in-the-money.
(3) Mr. Sharkey surrendered, for no value, options granted to him on January 2, 1997 for 4,000 shares and on January 2, 1998 for 4,500 shares and all of Mr. Sharkey's other options fully vested as of his retirement on December 31, 1999.

DEFINED BENEFIT RETIREMENT PLAN

     The Corporation provides certain benefits to its U.S. employees through the Schweitzer-Mauduit International, Inc. Retirement Plan (the "Retirement Plan"), a U.S. pension plan covering hourly and salaried employees, that entitles each vested salaried U.S. employee to an annual pension benefit at normal retirement equal to 1.50 percent of final average earnings times the employee's years of service, subject to a deduction for social security benefits or, if greater,
1.125 percent of final average earnings times years of service plus a specific amount for certain employees. Final average earnings is defined as the highest average of any five years of salary and bonuses (as defined in the Retirement
Plan) out of the last 15 calendar years of employment, or over the last 60 months of credited service, if greater. The minimum monthly benefit payable in a single-life annuity to salaried employees is the lesser of $125 or $25 times years of service (subject to certain increases in the event of a disability or death).

     Retirement benefits for salaried participants who have at least five years of vesting service may begin on a reduced basis at age 55, or on an unreduced basis at normal retirement age. Unreduced benefits also are available for salaried participants with ten years of vesting service at age 62 or as early as age 60 with 30 years of vesting service. The normal form of benefit for unmarried salaried participants is a single-life annuity payable monthly. Benefits will be actuarially adjusted if the employee receives one of the available forms of joint and survivor or other optional forms of benefit.

     The benefits illustrated in the following table are computed on a single-life annuity basis, without deduction for Social Security or other offset amounts. Benefits will be adjusted if the employee receives one of the optional forms of benefit. Benefits under the Retirement Plan will be limited to the extent required by U.S. tax provisions. Any excess over such limitation for salaried employees will be paid pursuant to supplemental arrangements.

     The following table illustrates the estimated annual benefits payable upon retirement at age 65 without regard to IRS limitations under the Retirement Plan for specified highest five-year average remuneration and years-of-service classifications:

     Retirement Plan.  U.S. Salaried Employees -- Retirement at age 65

                               PENSION PLAN TABLE

                                      YEARS OF BENEFIT SERVICE
 AVERAGE     --------------------------------------------------------------------------
  ANNUAL        15         20         25         30         35         40         45
 EARNINGS     YEARS      YEARS      YEARS      YEARS      YEARS      YEARS      YEARS
----------   --------   --------   --------   --------   --------   --------   --------
$  100,000   $ 22,500   $ 30,000   $ 37,500   $ 45,000   $ 52,500   $ 60,000   $ 67,500
   200,000     45,000     60,000     75,000     90,000    105,000    120,000    135,000
   300,000     67,500     90,000    112,500    135,000    157,500    180,000    202,500
   400,000     90,000    120,000    150,000    180,000    210,000    240,000    270,000
   500,000    112,500    150,000    187,500    225,000    262,500    300,000    337,500
   600,000    135,000    180,000    225,000    270,000    315,000    360,000    405,000
   700,000    157,500    210,000    262,500    315,000    367,500    420,000    472,500
   800,000    180,000    240,000    300,000    360,000    420,000    480,000    540,000
   900,000    202,500    270,000    337,500    405,000    472,500    540,000    607,500
 1,000,000    225,000    300,000    375,000    450,000    525,000    600,000    675,000

     The estimated years of benefit service, which includes years of benefit service while at Kimberly-Clark Corporation, as of normal retirement at age 65, for Messrs. Deitrich and Roberts, are 38.5 and 36.6, respectively. The estimated years of benefit service, as of normal retirement at age 65, for Mr. Thompson is
31.6. Mr. Sharkey attained age 68 during 1999 and had 17 years of benefit service as of his retirement on December 31, 1999.

     Mr. Le Hetet's retirement benefits are provided under a foreign subsidiary's pension plan that bases benefits on years of service and compensation. His projected annual benefit at normal retirement age is 1,799,000FRF or $276,326 with 29 years of credited service at age 65.

     Supplemental Retirement Plan. The Corporation's supplemental retirement plan (the "Supplemental Plan") provides a benefit equal to the difference between (i) the benefit payable to a participant under the Retirement Plan and
(ii) the benefit that would be payable to such participant under such plan, calculated without regard to the compensation limit under Section 401(a)(17) of the Internal Revenue Code (the "Code") and the limitations on benefits under
Section 415 of the Code. The Supplemental Plan is unfunded and participation is limited to salaried employees with earnings in excess of the Code Section 401(a)(17) limits and who are members of a select group of management or highly-compensated employees.

EXECUTIVE SEVERANCE PLAN

     The Corporation's Executive Severance Plan (the "Severance Plan") provides that in the event of termination of a participant's employment with the Corporation or one of its French affiliates for any reason other than Death, Disability or Retirement (as defined in the Severance Plan) within two years after a change of control of the Corporation, as defined in the Severance Plan, a participant employed in the United States will be entitled to (i) receive a cash payment in an amount equal to three times the highest annual compensation (base salary and bonus) paid or payable within the three-year period ending on the date of termination, (ii) receive health, dental and life insurance benefits from the Corporation for a period of three years, and (iii) receive a cash payment in an amount equal to the actuarial equivalent of the accrued benefits the participant would have earned under the Retirement Plan and the Supplemental Plan if he had continued participation for three years following his termination. A participant employed by one of the Corporation's

French affiliates is entitled to essentially the same payments and benefits as a United States participant, subject to certain adjustments which take into account the differences between the respective compensation, benefit and pension plans and programs in the United States and France. Severance payments under the Severance Plan for participants subject to United States federal income tax will be limited to the extent necessary to avoid an excise tax on the participant under Code Section 4999 if the "parachute payments" under Code Section 280G with respect to such participant are less than 3.5 times the "base amount" for purposes of Code Section 280G. If such parachute payments equal or exceed 3.5 times such base amount with respect to a participant, the Corporation shall pay the participant an additional gross-up payment to compensate such participant for the excise tax liability under Code Section 4999. The Compensation Committee of the Board of Directors of the Corporation has established the eligibility criteria for participation and, from time to time, designates key employees as participants in the Severance Plan. Subject to certain conditions, the Severance Plan may be amended or terminated by resolution of the Board of Directors but no such amendment or termination shall be effective during the two-year period following a change of control of the Corporation without the consent of all of the participants. The Corporation has agreements under the Severance Plan with the Named Executive Officers and certain other key employees. The maximum amount payable upon termination (with respect to base salary and annual incentive compensation alone) pursuant to the agreements under the Severance Plan to the Named Executive Officers, assuming that a change of control of the Corporation and the termination of their employment had occurred on December 31, 1999, would have been as follows: Mr. Deitrich, $2,452,878, Mr. Le Hetet, $1,270,464, Mr. Roberts, $1,003,260, Mr. Sharkey, $820,464 and Mr. Thompson $776,610.

     If a participant's employment is otherwise terminated for any reason other than Death, Retirement, Voluntary Resignation or Cause (as defined in the Severance Plan), the participant will receive a cash payment in an amount of up to 24 months base salary.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee was established by the Board of Directors on December 1, 1995, and is composed entirely of directors who are not, and have never been, officers or employees of the Corporation. The Board of Directors designates the members and the chairperson of such committee. The Compensation Committee's duties include establishing and administering the Corporation's compensation and benefit policies and practices for executive officers and key managerial employees. The Compensation Committee also administers the Equity Participation Plan, pursuant to which stock options are granted, the Restricted Stock Plan and the Long-Term Incentive Plan (see "Long-Term Incentive Compensation").

     The executive compensation information reported in the Summary Compensation Table of this Proxy Statement is for services rendered to the Corporation and its subsidiaries commencing on January 1, 1997, and ending on December 31, 1999, the last day of the Corporation's 1999 fiscal year.

     The following report summarizes the Compensation Committee's actions during 1999. This report shall not be deemed to be incorporated by reference by any general statement incorporating this Proxy Statement by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

EXECUTIVE COMPENSATION POLICIES

     The Corporation's executive compensation policies are designed to attract and retain qualified executives, to appropriately reward individual achievement, and to enhance the financial performance of the Corporation, and thus stockholder value, by significantly aligning the financial interests of the Corporation's executives with those of its stockholders. To accomplish these objectives, the executive compensation program as administered by the Compensation Committee consists primarily of (i) annual cash compensation, the components of which are base salary and an annual variable cash incentive payable pursuant to the Corporation's Annual Incentive Plan, and (ii) long-term incentive compensation, consisting of stock options and restricted stock awards pursuant to the Corporation's Equity Participation Plan and Restricted Stock Plan, respectively, and a long-term incentive opportunity payable in cash pursuant to the Corporation's Long-Term Incentive Plan. Base salary and annual bonuses are designed to recognize individual performance and achievement of business objectives each year. The value of long-term incentives is directly linked to the financial performance of the Corporation, including in the case of stock options and restricted stock, the performance of the Corporation's Common Stock, and, therefore, total stockholder return. Executive officers also participate in other benefit plans available to employees generally, including the Corporation's Retirement Savings Plan and a medical plan.

     In developing the Corporation's executive compensation programs and to assist in determining appropriate compensation levels for executives, the Compensation Committee retained a national compensation consulting firm to provide information and advice regarding plan design and industry pay practices for executives holding specified positions. Comparative compensation information was drawn from a broader range of companies than those included in the industry index used in the performance graph on page 17 of this Proxy Statement, and not all of the companies included in the performance graph were included in the surveys utilized. The Compensation Committee's objective is to provide opportunities to an executive officer for compensation, both on an overall basis and on the basis of each respective component, which is targeted in each case at the 50th percentile of the market groups studied within the country of their employment.

  Annual Salary and Incentive Bonuses

     In determining the base salaries of executive officers effective as of January 1, 1999, the Compensation Committee reviewed salaries paid to similarly situated executives of the companies as reflected in the above-described compensation study. In establishing base salary levels, the Compensation Committee considers such factors as job complexity, level of responsibility, the relationship of the position to the Corporation's long-term strategic goals, and the particular individual's skills, experience and background. While no pre-established weightings are given to these factors, particular emphasis is being placed on attracting and retaining quality individuals in order to develop an effective executive team for the Corporation.

     The purpose of the Corporation's Annual Incentive Plan (the "Incentive Plan") is to further unite the interests of the stockholders of the Corporation and its key employees through (i) the annual establishment of corporate objectives and (ii) the annual payment of cash incentive awards to key employees based on individual performance and the attainment of the Corporation's objectives. Target incentive cash opportunities under the Incentive Plan for executive officers including the Chief Executive Officer can range from 25 to 60 percent of a participant's base salary with a maximum payout of up to 200 percent of the participant's target incentive award percentage. Actual annual cash bonuses are determined by measuring performance against specific goals established at the beginning of each year. The goals take into account, depending on the responsibility of the individual, one or more of the following: the individual's performance; the performance of the functional group or unit with which the individual is associated (primarily based upon the operating profit of such unit); and the overall performance of the Corporation (primarily based upon diluted earnings per share). Such goals may or may not be equally weighted and may vary from one executive officer to another.

     As an adjunct to the annual salary and bonuses that may be earned under the Incentive Plan by the Named Executive Officers and other key employees, the Corporation adopted the Schweitzer-Mauduit International, Inc. Deferred Compensation Plan ("DCP") on December 2, 1999 that permits eligible employees who elect to participate to defer receipt and taxation of a portion of their annual salary and annual incentive bonus. The amount of annual salary and annual incentive bonus that may be deferred is limited to 25 percent and 50 percent, respectively. Eligibility to participate in the DCP is limited to "management" and "highly compensated employees" as defined in the Employee Retirement Income Security Act of 1974, as amended. The Corporation may, with Compensation Committee approval, make contributions to a participant's account in the DCP.

  Long-Term Incentive Compensation

     The Corporation's long-term incentive compensation for its key executives consists of (i) grants of stock options pursuant to the Corporation's Equity Participation Plan (the "EPP"), (ii) grants of restricted stock pursuant to the Corporation's Restricted Stock Plan (the "RSP") and (iii) a cash opportunity payable on a three-year cycle basis pursuant to the Corporation's Long-Term Incentive Plan (the "LTIP").

     The EPP is intended to provide a means of encouraging an ownership interest in the Corporation by those employees who have contributed or are determined to be in a position to contribute materially to the success of the Corporation, thereby increasing their motivation for and interest in the achievement of the Corporation's long-term success. Because the value of a stock option bears a direct relationship to the price of shares of the Corporation's Common Stock, stock options are viewed as a means of encouraging executives and other key management employees to increase long-term stockholder value. In determining awards of stock options under the EPP, the Compensation Committee makes grants based on such factors as the competitive target long-term incentive opportunity for executives with comparable responsibilities in similarly sized corporations, individual contributions to corporate performance and management recommendations.

     The Corporation's LTIP is designed to enable the Corporation to attract and retain key executives by providing a competitive and diversified total compensation package and to help focus executives' attention on the long-term performance of the Corporation. The Compensation Committee selects participants and determines awards under the LTIP on a three-year cycle basis. The LTIP's award opportunities are based on a competitive market analysis of long-term incentive opportunities for executive management positions in other companies. Under the LTIP, a target cash award is established for each participant, which, taken together with a participant's stock option grants, is structured to provide the participant with a total long-term incentive award commensurate with the participant's responsibilities. No LTIP awards were established for the 1998-2000 or the 1999-2001 performance cycles. In lieu of establishing an LTIP cash award opportunity for the 1998-2000 performance cycle, the Compensation Committee increased the number of stock options granted to executives in an amount equal to the value of what an LTIP award for the 1998-2000 performance cycle would have been.

     The RSP was adopted by the Corporation on December 2, 1999 and is intended to promote the long-term financial success of the Corporation by attracting to and retaining for the Corporation and its Affiliates outstanding executive personnel and to motivate such personnel by means of restricted stock grants to contribute to the Corporation's success. The Compensation Committee selects participants and establishes the terms on which grants of restricted stock are made. Awards of restricted stock will be made from the Corporation's treasury stock and constitute an immediate transfer of ownership to the participant of shares of the Corporation's Common Stock, including the right to vote the shares and to receive dividends thereon, at a share price established by the Compensation Committee in its discretion. The Participant's continued ownership of and right to freely transfer the restricted stock is subject to such conditions on transferability and to such risks of forfeiture as are established by the Compensation Committee at the time of the grant, which may include continued employment with the Corporation for a defined period, achievement of specified management performance objectives or other conditions established by the Compensation Committee. As with stock options, a portion of the value of restricted stock bears a direct relationship to the value of the Corporation's Common Stock and, therefore, total shareholder return.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     The Compensation Committee used the same compensation policy described above for all executive officers to determine the compensation for Wayne H. Deitrich, the Chief Executive Officer of the Corporation. In setting both the cash-based and equity-based elements of Mr. Deitrich's compensation, the Committee attempted to target the 50th percentile of such compensation as paid to chief executive officers of the companies analyzed in the outside consultant's study.

CORPORATE TAX DEDUCTION FOR EXECUTIVE COMPENSATION

     Pursuant to the Omnibus Budget Reconciliation Act of 1993 ("OBRA"), annual compensation payable to the chief executive officer and each of the four highest paid executive officers of a public company will not be deductible by the company for federal income tax purposes to the extent any such officer's overall compensation exceeds $1,000,000. Certain types of compensation, however, including qualifying performance-based incentive compensation, are both deductible and excluded for purposes of calculating the $1,000,000 base. OBRA recognizes stock option plans as performance-based if such plans meet certain requirements.

                                          COMPENSATION COMMITTEE OF THE
                                          BOARD OF DIRECTORS

                                          Richard D. Jackson (Chairman)
                                          Claire L. Arnold
                                          Larry B. Stillman

PERFORMANCE GRAPH

     The following graph compares the total cumulative stockholder return on the Corporation's Common Stock during the period from December 1, 1995 (the date on which shares of the Common Stock began trading on the New York Stock Exchange) through December 31, 1999, with the comparable cumulative total returns of the Dow Jones Paper Products Index ("Peer Group") and the Wilshire 5000 Index. The graph assumes that the value of the investment in the Common Stock and each index was $100 on December 1, 1995 and that all dividends were reinvested.

     Note: The stock price performance shown on the graph below is not necessarily indicative of future price performance.

                                   01-Dec-95      31-Dec-95      31-Dec-96      31-Dec-97      31-Dec-98      31-Dec-99
                                   ---------      ---------      ---------      ---------      ---------      ---------
Schweitzer-Mauduit Intl Inc.         $100           $106           $148           $177            $75            $68
Wilshire 5000 Composite Index        $100           $102           $123           $162           $200           $247
Peer Group                           $100            $96           $101           $110           $114           $152

                                 OTHER MATTERS

     The management of the Corporation knows of no other matters to be presented at the 2000 Annual Meeting. Should any other matter requiring a vote of the stockholders arise at the meeting, the persons named in the proxy will vote the proxies in accordance with their best judgment.

INDEPENDENT AUDITORS

     Upon the recommendation of the Audit Committee, the Board of Directors of the Corporation has selected Deloitte & Touche LLP as the principal independent auditors for the Corporation for the current year. Deloitte & Touche LLP has been the independent auditor for the Corporation since its incorporation. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders.

STOCKHOLDER PROPOSALS

     To be considered for inclusion in the Corporation's proxy statement and form of proxy for the 2001 Annual Meeting of Stockholders, stockholder proposals must be received by the Secretary of the Corporation at the Corporation's principal executive offices no later than November 13, 2000. The Corporation reserves the right to decline to include in the Corporation's proxy statement any stockholder's proposal which does not comply with the rules of the SEC for inclusion therein.

     The By-Laws of the Corporation include requirements applicable to stockholder proposals other than those included in the proxy materials pursuant to the regulations of the SEC. Pursuant to the By-Laws, a stockholder proposing to nominate persons for election to the Board of Directors or to introduce other business at the Annual Meeting of Stockholders must give timely written notice to the Corporation's Secretary. To be timely, a stockholder's notice must be delivered and received at the Corporation's principal executive offices not less than 50 days nor more than 75 days prior to the Annual Meeting of Stockholders; provided that if less than 60 days notice or prior public disclosure of the date of the Annual Meeting of Stockholders is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the Annual Meeting of Stockholders date was mailed or such public disclosure of the date was made, whichever first occurs.

     The Corporation's By-Laws further provide that a stockholder's notice proposing to nominate persons for election to the Board of Directors must contain certain information about both the nominee and the stockholder making the nomination. A stockholder's notice proposing to bring other business before the Annual Meeting of Stockholders must contain (1) a brief description of the business desired to be brought before the Annual Meeting of Stockholders and the reasons for conducting such business at the Annual Meeting of Stockholders; (2) the stockholder's name and address; (3) the class and number of shares of the Corporation's capital stock beneficially owned by the stockholder; (4) any material interest of the stockholder in such business; and (5) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the Annual Meeting of Stockholders.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's directors and executive officers and persons who own more than ten percent of a registered class of the Corporation's equity securities to file reports with the SEC regarding beneficial ownership of Common Stock and other equity securities of the Corporation. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish the Corporation with copies of all forms they file pursuant to Section 16(a).

     To the Corporation's knowledge, based solely on a review of copies of such reports furnished to the Corporation and written representations that no other reports were required, during the fiscal year ended December 31, 1999, all officers, directors and greater than ten percent beneficial owners complied with the Section 16(a) filing requirements of the Act.

FORM 10-K

     The Company's Annual Report to the SEC on Form 10-K for the fiscal year ended December 31, 1999 (including the consolidated financial statements and schedules thereto but excluding exhibits) has been included with the mailing of this Proxy Statement to stockholders of record and beneficial holders as of March 1, 2000. Additional copies of the Company's Annual Report to the SEC on Form 10-K for the fiscal year ended December 31, 1999 (excluding exhibits) will be provided without charge to each stockholder so requesting in writing. Each request must set forth a good faith representation that, as of March 1, 2000, the record date for the Annual Meeting, the person making the request beneficially owned shares of the Corporation's Common Stock. The written request should be directed to: Paul C. Roberts, Chief Financial Officer and Treasurer.

                             YOUR VOTE IS IMPORTANT

     You are encouraged to let us know your preference by marking the appropriate boxes on the enclosed proxy card.

                                                       (SCHWEITZER-MAUDUIT LOGO)

                           INVITATION TO STOCKHOLDERS

                         NOTICE OF 2000 ANNUAL MEETING

                                PROXY STATEMENT

                                                               SKU# 3990-PS-2000

                                     PROXY


                     SCHWEITZER-MAUDUIT INTERNATIONAL, INC.

                          100 North Point Center East
                                   Suite 600
                         Alpharetta, Georgia 30022-8246

                               COMMON STOCK PROXY
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
               For Annual Meeting of Stockholders, April 27, 2000


     The undersigned hereby appoints JOHN W. RUMELY, JR., PAUL C. ROBERTS and WAYNE L. GRUNEWALD, and each of them, proxies with full power of substitution, to represent and to vote as set forth herein all the shares of Common Stock of Schweitzer-Mauduit International, Inc. (the "Company") held of record by the undersigned on March 1, 2000, at the Annual Meeting of Stockholders of the Company, to be held at the Corporation's headquarters, 100 North Point Center East, Alpharetta, GA 30022 at 11:00 a.m. local time, on Thursday, April 27, 2000, and any adjournment thereof.


-------------                                                      -------------
|SEE REVERSE|      CONTINUED AND TO BE SIGNED ON REVERSE SIDE      |SEE REVERSE|
|    SIDE   |                                                      |    SIDE   |
-------------                                                      -------------



    Please mark
[X] votes as in
    this example.


--------------------------------------------------------------------------------
                    Management recommends a vote FOR Item 1.
--------------------------------------------------------------------------------

1.  Election of Class I Director        Election of Class II Directors
    (01) Alan R. Batkin                 (02) K.C. Caldabaugh
                                        (03) Jean-Pierre LeHetet
                                        (04) Richard D. Jackson


         FOR                                   WITHHELD
         ALL   [  ]                      [  ]  FROM ALL
       NOMINEES                                NOMINEES


[  ]______________________________________
    For the nominees except as noted above

2. In their discretion, the proxies are authorized to vote as described in the Proxy Statement and upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ITEM 1.

MARK HERE IF YOU PLAN TO ATTEND THE MEETING       [  ]

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT     [  ]

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Please sign exactly as name appears on Stock Certificate. If stock is held in the name of two or more persons, all must sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


Signature:                                        Date:
          --------------------------------------       ------------------------


Signature:                                        Date:
          --------------------------------------       ------------------------